Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 30, 2003, except as to Note 17 which is as of March 28, 2003, relating to the financial statements of Lionbridge Technologies, Inc., which appears in Lionbridge Technologies, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the references to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

Boston, Massachusetts

June 19, 2003